Exhibit 99.14


List of Recipients of Common Stock Purchase Warrants Issued in Connection With the Series B Preferred Transactions


                                   Number of Shares
                                      Underlying
Name                                    Warrant           Type of Warrant(1)
------------------------------- ----------------------  ----------------------

RGC Institutional Investors           180,000                Investors

Shoreline Associates I, LLC            20,000                Investors

Steven M. Lamar                         5,000                  SPIF

Harlan P. Kleiman                      40,000                  SPIF

James L. Kropf                          5,000                  SPIF
------------------------------------- -----------------  ---------------------
(1) Investors warrants were issued to investor. SPIF warrants were issued to nominees of Shoreline Pacific Institutional Finance, which received warrants for services rendered to the Company as placement agent for the Series B Preferred Stock transactions.